EXHIBIT II

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of SBC Communications Inc. and SBC International Inc. on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of common stock of Amdocs Limited, par value (pound)0.01 per share, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

                                      SBC COMMUNICATIONS INC.



Dated: February 22, 2000              By: /s/ James S. Kahan
                                         ---------------------------------------
                                          James S. Kahan
                                          Senior Executive Vice President
                                          Corporate Development

                                          and on behalf of:
                                          SBC INTERNATIONAL INC.